                                                                      Exhibit 16


                           [ARTHUR ANDERSEN LLP LOGO]

OFFICE OF THE CHIEF ACCOUNTANT                         ARTHUR ANDERSEN LLP
SECURITIES AND EXCHANGE COMMISSION
450 FIFTH STREET, N.W.                                 225 Franklin Street
WASHINGTON, D.C. 20549                                 Boston, MA 02110

                                                       Tel 617-330-4200

                                                       www.andersen.com

June 28, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated June 27, 2002 of iParty Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Cc:  Sal Perisano, Chief Executive Officer, iParty Corp.
     Patrick Farrell, President & Chief Financial Officer, iParty Corp.